Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that a single Schedule 13G (or any amendment thereto) relating to the ordinary shares of WiMi Hologram Cloud Inc. shall be filed on behalf of each of the undersigned and that this Agreement shall be filed as an exhibit to such Schedule 13G. Each of the undersigned acknowledges that each shall be responsible for the timely filing of amendments with respect to information concerning such undersigned reporting person, and for the completeness and accuracy of the information concerning such undersigned reporting person, contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that such reporting person knows or has reason to believe that such information is inaccurate. This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall constitute one and the same instrument.

Date: September 8, 2026

Jie Zhao

By:	/s/ Jie Zhao
	Name:	Jie Zhao

Wimi Jack Holdings Ltd.

By:	/s/ Jie Zhao
	Name:	Jie Zhao
	Title:	Director

Vital Success Global Limited

By:	/s/ Jie Zhao
	Name:	Jie Zhao
	Title:	Director

Wonderful Seed Limited

By:	/s/ Jie Zhao
	Name:	Jie Zhao
	Title:	Director